Exhibit 99.1

FBL Financial Group Reports Second Quarter 2009 Results

WEST DES MOINES, Iowa--(BUSINESS WIRE)--August 6, 2009--FBL Financial Group, Inc. (NYSE: FFG):

Financial Highlights
(Dollars in thousands, except per share data)
	Three months ended June 30,
	2009	2008
Net income (loss) attributable to FBL Financial Group	$24,418	$(16,575)
Operating income	25,805	21,128
Earnings (loss) per common share (assuming dilution):
Net income (loss)	0.81	(0.56)
Operating income	0.86	0.70

FBL Financial Group, Inc. (NYSE: FFG) today reported net income attributable to FBL Financial Group for the second quarter of 2009 of $24.4 million, or $0.81 per diluted common share. This compares to a net loss attributable to FBL Financial Group of $16.6 million, or $0.56 per diluted common share, for the second quarter of 2008.

Operating Income(1). Operating income totaled $25.8 million for the second quarter of 2009, compared to $21.1 million in the second quarter of 2008. Operating income per common share totaled $0.86 in the second quarter of 2009, a 23 percent increase over the $0.70 reported in the in the second quarter of 2008. Second quarter 2009 operating income benefited from a significant reduction in annuity withdrawal requests and improved equity markets. Operating income differs from the GAAP measure, net income (loss) attributable to FBL Financial Group, in that it excludes the impact of realized gains and losses on investments and the change in net unrealized gains and losses on derivatives. For further information on this non-GAAP financial measure, please refer to Note (1) and the reconciliation provided within this release.

“FBL Financial Group’s strong second quarter results reflect steps we have taken to stabilize and strengthen the balance sheet and financial position as well as an improvement in general market and economic conditions,” said Chief Executive Officer James E. Hohmann. “During the quarter FBL Financial Group experienced reduced surrender activity, mortality experience at expectation and a decrease in unrealized losses in the investment portfolio, which contributed to a 119% increase in book value per share from the first quarter end.”

Hohmann added, “Our focus remains on building capital strength and managing the risk profile of the company. To date we have made a variety of changes to EquiTrust Life’s product portfolio and repositioned approximately 10 percent of EquiTrust Life’s investment portfolio as part of an investment portfolio optimization.”

Capital and Liquidity.

  FBL Financial Group estimates its subsidiaries have second quarter 2009 company action level risk based capital ratio of approximately 354 percent for Farm Bureau Life Insurance Company and approximately 274 percent for EquiTrust Life Insurance Company.
  FBL Financial Group does not have any principal payments of debt due until 2011, which is $100 million of senior notes due to affiliates.
  FBL Financial Group maintains liquidity in the form of short-term investments and cash and cash equivalents, which as of June 30, 2009 totaled more than $540 million.

Book Value Increase. As of June 30, 2009, the book value per share of FBL Financial Group common stock totaled $19.39, an increase of 129 percent from $8.46 at December 31, 2008. This reflects the positive second quarter results as well as significant improvement in FBL Financial Group’s net unrealized loss position in its fixed maturity investment portfolio, which declined by $461.4 million from year end to $1.1 billion at June 30, 2009. Book value per share, excluding accumulated other comprehensive loss(2), increased to $30.86 at June 30, 2009, from $30.00 at December 31, 2008.

Product Revenues Up. Premiums and product charges for the second quarter of 2009 increased 33 percent to $93.9 million from $70.6 million in the second quarter of 2008. Interest sensitive and index product charges increased 67 percent, primarily due to surrender charges on annuity products, while traditional life insurance premiums increased six percent.

Premiums collected(3) in the second quarter of 2009 totaled $351.2 million compared to $694.3 million in the second quarter of 2008. The Farm Bureau Life distribution channel had second quarter 2009 premiums collected of $146.1 million, an increase over second quarter 2008 premiums collected of $145.8 million. This increase reflects a 14 percent increase in traditional annuity sales, a five percent increase in traditional and universal life insurance sales and a 35 percent decline in variable sales. The EquiTrust Life independent channel had $199.3 million of premiums collected in the second quarter of 2009, a decrease from $538.2 million in the second quarter of 2008, reflecting a variety of product portfolio and crediting rate changes made in order to preserve capital.

Investment Income. Net investment income in the second quarter of 2009 increased six percent to $182.8 million from $172.2 million in the second quarter of 2008. This increase is due to an increase in average invested assets resulting primarily from premium inflows. The annualized yield earned on average invested assets, with securities at cost, was 6.12 percent for the six months ended June 30, 2009, compared to 6.08 percent for the six months ended June 30, 2008. At June 30, 2009, 94 percent of the fixed maturity securities in FBL Financial Group’s investment portfolio were investment grade debt securities.

Derivative Income. FBL Financial Group’s reported derivative income of $17.0 million in the second quarter of 2009 compared to a derivative loss of $31.7 million in the second quarter of 2008. Derivative income (loss) primarily reflects the impact of the change in value of the underlying market indices on which call options supporting FBL Financial Group’s index annuity business are based. At the policy anniversary, gains from call options, if any, are passed on to the policyholder in the form of index credits. In accordance with the accounting rules for derivatives (FAS 133), gains and losses on these call options are generally offset by a corresponding change in the value of index product embedded derivatives.

Realized Gains on Investments. In the second quarter of 2009, FBL Financial Group recognized net realized gains on investments of $6.1 million compared to net realized losses on investments of $74.0 million in the second quarter of 2008. The net realized gain on investments of $6.1 million is attributable to gains on sales of $36.6 million, losses on sales of $3.1 million and impairments due to credit losses of $27.4 million.

Benefits and Expenses. Benefits and expenses totaled $268.2 million in the second quarter of 2009, an increase from $170.4 million in the second quarter of 2008, primarily reflecting the change in the value of index product embedded derivatives. Mortality experience was within a normal range with death benefits totaling $24.5 million in the second quarter of 2009, compared to $24.6 million in the second quarter of 2008. Underwriting, acquisition and insurance expenses reflect an increase in amortization of deferred policy acquisition costs, primarily in FBL Financial Group’s EquiTrust independent distribution segment.

Further Financial Information. Further information on FBL Financial Group’s financial results, including results by segment, may be found in FBL Financial Group's financial supplement, available on its website, www.fblfinancial.com.

Conference Call. FBL Financial Group will hold a conference call with investors tomorrow, August 7, 2009, at 11:00 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL Financial Group's website, www.fblfinancial.com.

Certain statements in this release concerning FBL Financial Group’s prospects for the future are forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act. These statements generally can be identified by their context, including terms such as “believes,” “anticipates,” “expects,” or similar words. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statement. These risks and uncertainties are detailed in FBL Financial Group’s reports filed with the Securities and Exchange Commission and include, but are not limited to, the current difficult financial markets, the current state of the economy, lack of liquidity and access to capital, investment valuations, interest rate changes, competitive factors, the ability to attract and retain sales agents and a decrease in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable; however, no assurance can be given that the assumptions will prove to be correct.

FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL Financial Group underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.

FBL Financial Group, Inc.
Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
REVENUES
Interest sensitive and index product charges	$52,991	$31,785	$94,131	$60,906
Traditional life insurance premiums	40,954	38,769	78,908	74,902
Net investment income	182,772	172,173	366,841	340,667
Derivative income (loss)	17,000	(31,685)	(7,601)	(130,581)
Net realized capital gains on sales of investments	33,528	4,007	35,479	4,007

Total other-than-temporary impairment losses	(48,724)	(78,028)	(79,851)	(107,375)
Non-credit portion in other comprehensive loss	21,317	-	30,823	-
Net impairment loss recognized in earnings	(27,407)	(78,028)	(49,028)	(107,375)

Other income	4,661	6,955	9,247	12,820
Total revenues	304,499	143,976	527,977	255,346

BENEFITS AND EXPENSES
Interest sensitive and index product benefits	109,402	104,477	223,838	209,238
Change in value of index product embedded derivatives	51,350	(30,321)	42,681	(133,491)
Traditional life insurance benefits	24,453	22,602	46,557	49,854
Increase in traditional life future policy benefits	10,110	11,037	19,828	22,427
Distributions to participating policyholders	5,057	5,023	9,978	10,293
Underwriting, acquisition and insurance expenses	56,203	46,992	128,166	93,683
Interest expense	6,116	4,448	13,048	8,899
Other expenses	5,550	6,137	10,480	12,092
Total benefits and expenses	268,241	170,395	494,576	272,995
	36,258	(26,419)	33,401	(17,649)
Income taxes	(11,982)	9,996	(10,726)	7,538
Equity income (loss), net of related income taxes	88	(159)	161	(42)
Net income (loss)	24,364	(16,582)	22,836	(10,153)
Net loss attributable to noncontrolling interest	54	7	92	16
Net income (loss) attributable to FBL Financial Group	$24,418	$(16,575)	$22,928	$(10,137)

Earnings (loss) per common share - assuming dilution	$0.81	$(0.56)	$0.76	$(0.34)

Weighted average common shares	30,007,178	29,892,078	29,982,470	29,875,672
Effect of dilutive securities	18,281	-	72,150	-
Weighted average common shares – diluted	30,025,459	29,892,078	30,054,620	29,875,672

(1) Reconciliation of Net Income (Loss) attributable to FBL Financial Group to Operating Income - Unaudited

In addition to net income (loss) attributable to FBL Financial Group, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income (loss) attributable to FBL Financial Group adjusted to eliminate the impact of realized gains and losses on investments and the change in net unrealized gains and losses on derivatives. FBL Financial Group uses operating income, in addition to net income (loss), to measure its performance since realized gains and losses on investments and the change in net unrealized gains and losses on derivatives can fluctuate greatly from quarter to quarter. These fluctuations make it difficult to analyze core operating trends. In addition, for derivatives not designated as hedges, there is a mismatch between the valuation of the asset and liability when deriving net income (loss). This non-GAAP measure is used for goal setting, determining company-wide short-term incentive compensation and evaluating performance on a basis comparable to that used by many in the investment community. FBL Financial Group believes the combined presentation and evaluation of operating income, together with net income (loss), provides information that may enhance an investor’s understanding of FBL Financial Group’s underlying results and profitability. A reconciliation is provided in the following table (dollars in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net income (loss) attributable to FBL Financial Group	$24,418	$(16,575)	$22,928	$(10,137)
Adjustments:
Net realized gains/losses on investments (a)	62	42,642	11,102	54,807
Net change in unrealized gains/losses on derivatives (a)	1,325	(4,939)	(357)	(8,474)
Operating income	$25,805	$21,128	$33,673	$36,196

Operating income per common share – assuming dilution	$0.86	$0.70	$1.12	$1.20

Weighted average common shares – diluted, operating income basis	30,025,459	30,102,367	30,054,620	30,154,953

(a) Net of adjustments, as applicable, to amortization of unearned revenue reserves, deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired and income taxes attributable to these items.

(2) Reconciliation of Book Value Per Share Excluding Accumulated Other Comprehensive Loss - Unaudited

	June 30,	December 31,
	2009	2008
Book value per share	$19.39	$8.46
Less: Per share impact of accumulated other comprehensive loss	(11.47)	(21.54)
Book value per share, excluding accumulated other comprehensive loss	$30.86	$30.00

Book value per share excluding accumulated other comprehensive loss is a non-GAAP financial measure. Accumulated other comprehensive loss totaled $349.5 million at June 30, 2009 and $649.8 million at December 31, 2008. Since accumulated other comprehensive loss fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL Financial Group believes this non-GAAP financial measure provides useful supplemental information.

(3) Premiums Collected - Net statutory premiums collected, a measure of sales production, is a non-GAAP measure and includes premiums collected from annuities and universal life-type products. For GAAP reporting, these premiums received are not reported as revenues.

FBL Financial Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	June 30,	December 31,
	2009	2008
Assets
Investments	$11,407,607	$10,854,059
Cash and cash equivalents	5,988	37,710
Deferred policy acquisition costs	1,320,993	1,365,609
Deferred sales inducements	440,874	420,147
Other assets	581,440	805,869
Assets held in separate accounts	595,047	577,420
Total assets	$14,351,949	$14,060,814

Liabilities and stockholders’ equity
Policy liabilities and accruals	$11,785,600	$11,933,392
Other policyholders’ funds	701,554	682,599
Debt	371,044	430,451
Other liabilities	304,805	178,491
Liabilities related to separate accounts	595,047	577,420
Total liabilities	13,758,050	13,802,353

Stockholders’ equity
FBL Financial Group, Inc. stockholders’ equity:
Preferred stock	3,000	3,000
Class A common stock	106,413	104,090
Class B common stock	7,522	7,522
Accumulated other comprehensive loss	(349,526)	(649,758)
Retained earnings	826,403	793,511
Total FBL Financial Group, Inc. stockholders’ equity	593,812	258,365
Noncontrolling interest	87	96
Total stockholders’ equity	593,899	258,461
Total liabilities and stockholders’ equity	$14,351,949	$14,060,814

Common Shares Outstanding	30,466,381	30,168,879

FFG-1

CONTACT:
FBL Financial Group, Inc.
Kathleen Till Stange, 515-226-6780
Investor Relations Vice President
Kathleen.TillStange@FBLFinancial.com